AMENDED STOCK OPTION CERTIFICATE

                         THIS STOCK OPTION IS GRANTED BY

                           INTERNET CABLE CORPORATION


                                       TO:

CERTIFICATE NO. _____                                           SHARES: ________

                          NAME    _____________________

                          Address:_____________________


in accordance with and pursuant to the terms of the 19___ Stock Option Plan (the "Plan") of ________________, a _________ corporation (the "Company").

         The terms of the Plan are incorporated by references and shall be considered to be a part of this Stock Option Certificate. A copy of the Plan is attached hereto.

         The terms of the Stock Option granted to you include the following:

         1. On ________, 199_, the Board of Directors of the Company granted to the Optionee an Option (the "Option") to purchase all or any part of an aggregate of ________ (the "Shares") of the Common Stock, no par value (the "Common Stock"), of the Company, at the price of $____ per share ("Exercise Price"), subject to adjustment in accordance with the terms and conditions set forth in the Plan.

         2. This Option shall expire at 5:00 p.m., _________ time, on ______, 200_, subject to earlier termination as provided in the Plan.

         Should your affiliation with the Company terminate for any reason, voluntary or involuntary, for cause or otherwise, or due to death, retirement or disability, the exercisability of the option and the extent of the availability of the Shares shall be governed by Sections _______ of the Plan. Note that you may not exercise the Stock Option which you have more than _____ (_) months after you cease being employed by the Company; except if the termination is due to death, permanent disability or retirement at or after age 65 which allows for exercisability for ____ (_) year from such termination; provided termination for cause results in this Option becoming immediately null and void.

         Upon the occurrence of any Change in Control as defined in Section ____ of the Plan, the Option shall become fully exercisable notwithstanding the limitations of exercise in paragraph 3, and the Company or surviving entity shall redeem the Option for cash in an amount as delineated in Section of the Plan; provided, you have the right to keep the Option by written notification to the Company, Acquiring Person or Successor, as the case may be, within ____ (_)



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days of the redemption notification as provided in Section __ of the Plan. If you elect to keep the Option, it shall continue in effect, even if your affiliation with the Company ceases by virtue of such Change in Control.

         3. This Option may be exercised by giving written notice to the Company in the form attached hereto as Exhibit A stating the number of Shares to be purchased and by concurrently tendering payment by check equal to the Exercise Price for the Shares being purchased upon such exercise. Upon exercise and payment, the certificate for the purchased Shares shall be issued as soon as possible as fully-paid and non-assessable Shares.

         The Exercise Price may also be paid (a) by delivering Shares having a Fair Market Value equal as of the date of the exercise to the cash Exercise Price of the Option, or (b) with a twenty (20%) percent down payment in cash or Shares and the Optionee's personal recourse note in the principal amount equal to the difference between the aggregate Exercise Price and the down payment, payable in three years, bearing interest payable not less than annually at the lower of (i) the commercial lending rates or (ii) the prescribed rate as published by Revenue Canada and secured by collateral having a value equal to the principal amount of the note; or (c) by delivery of an assignment to the Company of a sufficient amount of the proceeds from the sale of the Shares acquired upon exercise of the Option equal to the Exercise Price and with an authorization to the broker or selling agent for the Optionee to pay that amount to the Company, which sale shall be at the Optionee's discretion at the time of exercise.

         Subject to the limitation of exercise as provided in this Certificate, the Optionee may exercise the Option any number of times for any number of Shares granted in the Option. The Optionee may not exercise the Option granted for a period of ___(_) months from the date of grant. Subsequent to the first ___ (_) month anniversary date of the grant of the Option, the Optionees may exercise the Option to the extent of twenty-five (25%) percent thereof, and an additional twenty-five (25%) percent every six (6) month anniversary date thereafter, with the full amount being exercisable on or after ______, 199_.

         4. This Certificate and the Options granted herein are not transferable by the Optionee otherwise than by will or the laws of descent and distribution, and the Shares issuable upon exercise of the Option are not transferable until ____ years from the date of exercise and then only in accordance with the United States federal and state laws and regulations; and shall be exercised only by the Optionee, subject to certain rights of the Optionee's legal representative, as provided in the Plan.

         The Optionee acknowledges that he has no contractual right to require the registration of the Option or the Shares; and the Optionee understands that the Shares issued upon exercise of the Option shall have a legend on the face thereof indicating the restrictions on transfer; and that such Shares and the Option shall have stop transfer instructions issued against the same.


                                       2



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         At the time of any exercise of the within Option, the Optionee shall represent to and agree with the Company in writing that he is acquiring the Shares in respect of which the Option is being exercised for the purpose of investment and not with a view to distribution.

         The Company shall not be obligated to take any other affirmative action in order to cause or facilitate the exercise of the Option or the issuance of Shares pursuant thereto to comply with any Canadian or United States federal, state or local law, rule or regulation.

         Any transfer in violation of this Section may cause termination of the Option.

         5. This Option shall be subject to exercise as provided herein and as provided by the terms of the Plan and shall, in accordance with such terms, be binding upon the Company and the Optionee.

         6. This Certificate shall be governed by and construed in accordance with the laws of the Province of Ontario, Canada.

         IN WITNESS WHEREOF, _______________ has hereunto set its hand as of the _____ day of _____________, 199_.

                                           ----------------------------------



                                           By:_________________________________
                                                    Name:
                                                    Title:



                                       3

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                                                                       EXHIBIT A

                                 EXERCISE LETTER
                                 ---------------





                                                              ___________, 199__


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-------------------

-------------------

Gentlemen:

         1. Pursuant to the terms of the Stock Option Certificate dated ____________, 199_ (the "Option") of ___________________, a __________
corporation (the "Company"), the undersigned elects to exercise the Option to the extent of purchasing _________ shares of (the "Options Shares") of Common Stock, ____ par value (the "Common Stock"), of the Company (giving effect to all adjustments since the date of the Option) and hereby tenders $_________ in payment of the exercise price by delivery of a check payable to the order of the Company.

         2. The Option Shares purchased hereby should be registered as follows:

______________________________________      (Name)
______________________________________      (Street)
______________________________________      (City, State)
______________________________________      (Social Security No.)

         3. The undersigned acknowledges that the Option Shares purchased hereby may be subject to, and the certificates representing such Option Shares may be legended to reflect certain resale restrictions under the United States Securities Act of 1933, as amended, and agrees to comply with all such restrictions and to execute such documents or take such other actions as the Company may require in connection with such restrictions. In particular, the Option Shares shall be restricted


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from public sale or other public transfer for two years from the date of exercise unless registered, with Optionee acknowledging there are no contractual registration rights relating to the Option Shares.



                                                              Very truly yours,



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                                                              Signature


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                                                              Print Name

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Address